Exhibit 5.1

William Gleeson

General Counsel

Applied Minerals, Inc.

110 Greene Street

New York, New York 10012

September 26, 2016

Board of Directors

Applied Minerals, Inc.

110 Greene Street

New York, New York 10012

Gentlemen:

This opinion is furnished in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the offer and sale, from time to time, by Applied Minerals, Inc. (the “Company”) of up to 2,000,000 shares (“Shares”) of common stock, $0.001 par value (“Common Stock”) issuable pursuant to the Applied Minerals, Inc. 2016 Long-Term Incentive Plan (the “Plan”)

 In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Common Stock, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as I have deemed necessary to the rendering of the following opinion. In rendering this opinion, I have made assumptions customary in opinions of this type.

The opinion expressed below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Constitution and the Delaware General Corporation Law.

Based upon my review, it is my opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable.

I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to the application of the securities or blue-sky laws of the various states as to the issuance and sale by the Company of the Shares.

I consent to the filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading “Interests of Named Experts and Counsel” in the registration statement and prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ William Gleeson